EXHIBIT 10(d) - RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS OF
    MONARCH AVALON, INC. ON AUGUST 15, 1996




    RESOLVED:  That Helen D. Bentley, David F. Gonano and Jackson
    Y. Dott are each hereby granted, effective October 4, 1996, subject to approval by a majority of the votes cast on the issue at a meeting of stockholders, an option to purchase 40,000 shares of the Company's Common Stock, $.25 par value, for $2.00 per share (the "Stock Options"). Such options shall be exercisable in whole or in part by written notice to the Company, and shall expire to the extent unexercised, on September 30, 1997.